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                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

      Pursuant to the authority of A.R.S. Section 10-1006, the Amended and Restated Articles of Incorporation for AIG SunAmerica Life Assurance Company are amended as follows:

1. The preamble of the Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

            In line 1 of the preamble, reference to incorporators is changed to directors.

                  We, the undersigned directors, for the purposes of amending and restating the Articles of Incorporation of SunAmerica National Life Insurance Company, an Arizona corporation, do hereby adopt the following Amended and Restated Articles of Incorporation for said corporation.

2.    ARTICLE IV is amended in its entirety as follows:

            In lines 8-9 of the Article, reference to SunAmerica National Life Insurance Company is changed to AIG SunAmerica Life Assurance Company.

                                   ARTICLE IV

                  Upon the approval of the Amended and Restated Articles of
            Incorporation by the necessary regulatory authorities, AIG SunAmerica Life Assurance Company shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Arizona; and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all Certificates of Authority, agent appointments, and all choses in action, shall be and the same are hereby ratified(1) approved, confirmed and assured to AIG SunAmerica Life Assurance Company with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Arizona.

3. Each and every other Article of the Amended and Restated Articles of Incorporation shall be unchanged and remain in full force and effect.
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4.    The Board of Directors approved the amendments on September 20, 2002.

5.    Shareholder approval was not required.



Dated: September 30, 2002.


                                   AIG SUNAMERICA LIFE ASSURANCE COMPANY



                                   By:   /s/ CHRISTINE A. NIXON
                                   -------------------------------------
                                         Name:  Christine A. Nixon
                                         Title:  Secretary



Attested to this 30th day of September, 2002:




By:   /s/ VIRGINIA N. PUZON
--------------------------------
      Name: Virginia N. Puzon